                                                                       EXHIBIT 1





                               REORGANIZATION AND


                             DISTRIBUTION AGREEMENT


                                    BETWEEN


                              RENTRAK CORPORATION


                                      AND


                          BLOWOUT ENTERTAINMENT, INC.


                                  DATED AS OF


                               NOVEMBER 11, 1996

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS                                                         2

Section 1.1. General.........................................................  2
Section 1.2. Terms Defined Elsewhere in Agreement............................ 11
Section 1.3. Share Numbers................................................... 11

ARTICLE II  TRANSACTIONS PRIOR TO THE DISTRIBUTION........................... 11

Section 2.1. Stock Dividend.................................................. 11
Section 2.2. Transfer of BlowOut Common Stock to Rentrak..................... 12
Section 2.3. Transfer of Assets.............................................. 12
Section 2.4. Cooperation With Respect to Assets.............................. 12
Section 2.5. Cooperation With Respect to Consents and Further Actions........ 12
Section 2.6. Conveyancing and Assumption Instruments......................... 13

ARTICLE III  REPRESENTATIONS AND WARRANTIES.................................. 13

Section 3.1. BlowOut Representations and Warranties.......................... 13
Section 3.2. Rentrak Representations and Warranties.......................... 14
Section 3.3. No Other Representations and Warranties......................... 15

ARTICLE IV   ASSUMPTION AND SATISFACTION OF LIABILITIES...................... 16

ARTICLE V    RENTRAK WARRANTS................................................ 16

Section 5.1. Warrants........................................................ 16

[ARTICLE VI  RENTRAK EMPLOYEE BENEFIT PLANS]................................  17

ARTICLE VII  THE DISTRIBUTION................................................ 18

Section 7.1. Cooperation Prior to the Distribution........................... 18
Section 7.2. Rentrak Board Action; Conditions Precedent to the Distribution.. 19
Section 7.3. The Distribution................................................ 20

ARTICLE VIII INDEMNIFICATION................................................. 20

Section 8.1. Indemnification by Rentrak...................................... 20
Section 8.2. Indemnification by BlowOut...................................... 20
Section 8.3. Insurance Proceeds; Tax Benefit................................. 21
Section 8.4. Procedure for Indemnification................................... 21
Section 8.5. Remedies Cumulative............................................. 23
Section 8.6. Survival of Indemnities......................................... 24

ARTICLE IX   CERTAIN ADDITIONAL MATTERS...................................... 24

Section 9.1. BlowOut Board................................................... 24

ARTICLE X    ACCESS TO INFORMATION AND SERVICES.............................. 24

Section 10.1. Provision of Corporate Records................................. 24
Section 10.2. Access to Information.......................................... 25
Section 10.3. Production of Witnesses........................................ 25
Section 10.4. Reimbursement.................................................. 25
Section 10.5. Retention of Records........................................... 25
Section 10.6. Confidentiality................................................ 26
Section 10.7. Privileged Matters............................................. 26


ARTICLE XI    INSURANCE...................................................... 28

Section 11.1. Policies and Rights Included Within the BlowOut Assets......... 28
Section 11.2. Post-Distribution Date Claims.................................. 28
Section 11.3. Administration and Reserves.................................... 29
Section 11.4. Agreement for Waiver of Conflict and Shared Defense............ 30
Section 11.5. Cancellation of Shared Policies................................ 30

ARTICLE XII   MISCELLANEOUS.................................................. 30

Section 12.1. Complete Agreement; Construction............................... 30
Section 12.2. Expenses....................................................... 30
Section 12.3. Governing Law.................................................. 31
Section 12.4. Notices........................................................ 31
Section 12.5. Amendments..................................................... 32
Section 12.6. Successors and Assigns......................................... 32
Section 12.7. Termination.................................................... 32
Section 12.8. Subsidiaries................................................... 32
Section 12.9. No Third-Party Beneficiaries................................... 32
Section 12.10. Titles and Headings........................................... 32
Section 12.11. Exhibits and Schedules........................................ 32
Section 12.12. Legal Enforceability.......................................... 32
Section 12.13. Arbitration of Disputes....................................... 33
Section 12.14. Consent to Jurisdiction....................................... 34

EXHIBIT A BLOWOUT BYLAWS

EXHIBIT B BLOWOUT CERTIFICATE OF INCORPORATION

EXHIBIT C PERSONNEL AND EMPLOYMENT RECORDS AGREEMENT

EXHIBIT D REGISTRATION RIGHTS AGREEMENT

EXHIBIT E SERVICES AGREEMENT

EXHIBIT F TAX SHARING AGREEMENT

EXHIBIT G ASSUMPTION OF LIABILITIES

SCHEDULE 1.1(A)  GUARANTEES

SCHEDULE 1.1(B)  SHARED POLICIES

SCHEDULE 1.3     BLOWOUT SHARE INFORMATION

SCHEDULE 2.3(A)  RENTRAK ASSETS TO BE TRANSFERRED

SCHEDULE 2.3(B)  BLOWOUT ASSETS TO BE TRANSFERRED

SCHEDULE 3.1(D)  BLOWOUT CONSENTS

SCHEDULE 3.2(D)  RENTRAK CONSENTS

SCHEDULE 5.1     RENTRAK WARRANTS AND ADJUSTMENTS

                   REORGANIZATION AND DISTRIBUTION AGREEMENT

          This REORGANIZATION AND DISTRIBUTION AGREEMENT (this "Agreement") is made as of this 11th day of November, 1996 between Rentrak Corporation, an Oregon corporation ("Rentrak"), and BlowOut Entertainment, a Delaware corporation ("BlowOut"), of which approximately 70% of the outstanding shares of BlowOut Common Stock (as defined below) is owned by Rentrak and two of its wholly owned subsidiaries.

                                    RECITALS

          WHEREAS, Rentrak, directly and through its Subsidiaries, is primarily engaged in the distribution of pre-recorded video cassettes to home video specialty stores under its Pay Per Transaction Program (the "PPT Business").

          WHEREAS, Rentrak, through its wholly owned Subsidiary, The Pro Image, Inc., and its Subsidiaries also is engaged in the operation and franchising of retail outlets which sell licensed sports apparel (the "TPI Business").

          WHEREAS, Rentrak currently owns 726,476 shares of BlowOut Common Stock, Mortco Inc., an Oregon corporation and wholly owned Subsidiary of Rentrak ("Mortco"), currently owns 59,149 shares of BlowOut Common Stock and Streamlined Solutions, Inc., an Oregon corporation and a wholly owned Subsidiary of Rentrak ("SSI") currently owns 913,317 shares of BlowOut Common Stock, which shares represent in the aggregate approximately 70% of the outstanding shares of BlowOut Common Stock.

          WHEREAS, Rentrak desires to separate the BlowOut Business from the PPT Business and the TPI Business, among other things, in order to permit Rentrak to focus on its core business.

          WHEREAS, the Board of Directors of Rentrak has determined that it is in the best interests of Rentrak for an aggregate of 1,459,092 shares of BlowOut Common Stock currently held by Rentrak and its Subsidiaries to be distributed through a special dividend to the holders of Rentrak Common Stock (the "Distribution").

          WHEREAS, in connection with the Distribution, Rentrak and BlowOut have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters preceding and following the Distribution.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I


                                  DEFINITIONS

          Section 1.1.  General

          As used in this Agreement, the following terms shall have the following meanings:

          Action:  Any action, claim, suit, arbitration, inquiry, proceeding or
          ------
investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          Affiliate:  With respect to any specified Person, means any other
          ---------
Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (a) the Affiliates of Rentrak shall not include BlowOut, the BlowOut Subsidiaries or any other Person which would be an Affiliate of Rentrak by reason of Rentrak's ownership of capital stock of BlowOut prior to the Distribution or the fact that any officer or director of BlowOut or any of the BlowOut Subsidiaries shall also serve as an officer or director of Rentrak or any of the Rentrak Subsidiaries, and (b) the Affiliates of BlowOut shall not include Rentrak, the Rentrak Subsidiaries or any other Person which would be an Affiliate of BlowOut by reason of Rentrak's ownership of capital stock of BlowOut prior to the Distribution or the fact that any officer or director of BlowOut or any of the BlowOut Subsidiaries shall also serve as an officer or director of Rentrak or any of the Rentrak Subsidiaries.

          Agent:  U.S. Stock Transfer Corporation or such other distribution
          -----
agent as may be appointed by Rentrak to distribute the BlowOut Common Stock pursuant to the Distribution.

          Assets:  All of the right, title and interest in and to the business,
          ------
properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation all right, title and interest in the following: (a) accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses; (b) cash and cash equivalents; (c) Contract Rights; (d) Leases; (e) Owned Real Property; (f) Leasehold Estates; (g) Leasehold Improvements; (h) Fixtures and Equipment; (i) Inventory; (j) books and records; (k) Proprietary Rights; (l) Permits; (m) computers and software; (n) Policies; (o) available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the business; (p) rights under or pursuant to warranties, representations and guarantees made by suppliers; (q) deposits and prepaid expenses; (r) Subsidiary Stock and other equity or partnership interests in Subsidiaries; and (s) claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered.

          Benefit Arrangement:  Employment, consulting, severance or other
          -------------------
similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment, whether or not evidenced by Policies, providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

          BlowOut Assets:  All Assets of BlowOut and the BlowOut Subsidiaries
          --------------
other than the Shared Assets.

          BlowOut Board:  The Board of Directors of BlowOut.
          -------------

          BlowOut Books and Records:  The books and records (including
          -------------------------
computerized records) of BlowOut and the BlowOut Subsidiaries and all books and records owned by Rentrak and the Rentrak Subsidiaries which relate to the BlowOut Business or are necessary to operate the BlowOut Business including, without limitation, all such books and records relating to BlowOut Employees, all files relating to any Action being assumed by BlowOut as part of the BlowOut Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to BlowOut, the BlowOut Subsidiaries or the BlowOut Business (but not including the Rentrak Books and Records, provided that BlowOut shall have access to, and have the right to obtain duplicate copies of, the Rentrak Books and Records in accordance with the provisions of Article X).

          BlowOut Business:  The businesses conducted by BlowOut and the BlowOut
          ----------------
Subsidiaries and the businesses conducted pursuant to or utilizing the BlowOut Assets, including, without limitation, the operation of "store within a store" retail video outlets which rent and sell video cassettes, video games, computer games and programs on CD-ROMs.

          BlowOut Bylaws:  The Amended and Restated Bylaws of BlowOut,
          --------------
substantially in the form of Exhibit A, to be in effect at the Distribution
Date.

          BlowOut Certificate:  The Amended and Restated Certificate of
          -------------------
Incorporation of BlowOut, substantially in the form of Exhibit B, to be in effect at the Distribution Date.

          BlowOut Common Stock:  The common stock, par value $.01 per share, of
          --------------------
BlowOut.

          BlowOut Employee:  Any employee or former employee of BlowOut or a
          ----------------
BlowOut Subsidiary, or any predecessor of BlowOut.

          BlowOut Employee Plan:  Any Employee Plan which (a)(i) BlowOut or any
          ---------------------
ERISA Affiliate of BlowOut maintains, administers, contributes to or is required to contribute to, or, maintained, administered, contributed to or was required to contribute to, or (ii) under which BlowOut or any ERISA Affiliate of BlowOut may incur any Liability and covers any BlowOut Employee, and (iii) which covers any employee or former employee of BlowOut or any ERISA Affiliate of BlowOut (with respect to their relationship with such entities).

          BlowOut Group:  BlowOut and the BlowOut Subsidiaries, collectively.
          -------------

          BlowOut Liabilities:  All Liabilities arising out of or in connection
          -------------------
with any of the BlowOut Assets or the BlowOut Business, including without limitation:

          (a) Except as set forth in Section 3 and 4 of the Services Agreement with respect to Shared Employees, any Liability to or in respect of any employees or former employees of BlowOut or a BlowOut Subsidiary (but excluding any Liability to or in respect of any such person prior to the time that such person became an employee of BlowOut or a BlowOut Subsidiary), including without limitation (i) any employment agreement, whether or not written, between BlowOut or a BlowOut Subsidiary and any person, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to BlowOut or a BlowOut Subsidiary or under which BlowOut or a BlowOut Subsidiary may incur Liability, or any contributions, benefits or Liabilities thereof, or any Liability with respect to BlowOut or a BlowOut Subsidiary's withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, with respect to an employee of BlowOut or a BlowOut Subsidiary;

          (b) Any Liability of BlowOut or a BlowOut Subsidiary arising out of or related to any Action against BlowOut or a BlowOut Subsidiary or any Action which adversely affects the BlowOut Assets;

          (c) Any Liability accruing, arising out of, or relating to events or occurrences happening under any Contract and Lease which is included in the BlowOut Assets;

          (d) Any Liability of BlowOut or a BlowOut Subsidiary resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Parent or Seller pursuant to Article VIII hereof);

          (e) Any Liability of any BlowOut Subsidiary owed to BlowOut; and

          (f) Any Liability related to any former Facility.

          BlowOut Policies:  All Policies, current or past, which are owned or
          ----------------
maintained by or on behalf of Rentrak or BlowOut or any of their respective Affiliates or predecessors, which relate to the BlowOut Business but do not relate to the Rentrak Business.

          BlowOut Subsidiaries:  All Subsidiaries of BlowOut at the time of the
          --------------------
Distribution.

          Claims Administration:  The processing of pre-Distribution claims made
          ---------------------
under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims and providing for appropriate releases upon settlement.

          Code:  The Internal Revenue Code of 1986, as amended.
          ----

          Commission:  The U.S. Securities and Exchange Commission.
          ----------

          Consents:  Third-party consents or approvals necessary or desirable in
          --------
connection with the transactions contemplated hereby, including without limitation the consents and approvals as set forth on Schedule 3.1(d).

          Contract:  Any agreement, contract, note, loan, evidence of
          --------
indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment, whether oral or written.

          Contract Rights:  All rights and obligations under Contracts.
          ---------------

          Conveyancing and Assumption Instruments:  Collectively, the various
          ---------------------------------------
agreements, instruments and other documents to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement and the Related Agreements.

          Copyrights:  Registered copyrights, copyright applications and
          ----------
unregistered copyrights.

          Distribution Date:  The date determined by the Rentrak Board as the
          -----------------
date on which the Distribution shall be effected.

          Distribution Record Date:  The date established by the Rentrak Board
          ------------------------
as the date for taking a record of the Holders of Rentrak Common Stock entitled to participate in the Distribution.

          Employee Plan:  A Benefit Arrangement, Multiemployer Plan, Pension
          -------------
Plan and Welfare Plan.

          ERISA.  The Employee Retirement Income Security Act of 1974, as
          -----
amended.

          ERISA Affiliate:  Any entity which is (or at any relevant time was) a
          ---------------
member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Seller as defined in
Section 414(b), (c), (m) or (o) of the Code.

          Exchange Act:  The Securities Exchange Act of 1934, as amended.
          ------------

          Facilities:  Stores, warehouses, plants, offices, manufacturing
          ----------
facilities, improvements, administration buildings, and all real property and related facilities.

          Fixtures and Equipment:  Furniture, fixtures, furnishings, machinery,
          ----------------------
automobiles, trucks, spare parts, supplies, equipment, and other tangible personal property, wherever located.

          Guarantees:  That certain Guarantee Agreement dated as of June 26,
          ----------
1996 between Rentrak and BlowOut and such other guarantees, instruments and other agreements executed by Rentrak which guaranty payment of indebtedness of BlowOut or a BlowOut Subsidiary to a third party or otherwise guaranty any performance by BlowOut or a BlowOut Subsidiary of any obligation to a third party, including those guarantees listed on Schedule 1.1(a).

          Holders:  The holders of record of Rentrak Common Stock.
          -------

          Insurance Administration:  With respect to each Policy, the accounting
          ------------------------
for premiums, retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to excess insurance carriers of any losses or claims in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

          Insurance Proceeds:  Those moneys (a) received by an insured from an
          ------------------
insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

          Insured Claims:  Those Liabilities that, individually or in the
          --------------
aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

          Intercompany Note:  That certain note dated as of December 31, 1995 in
          -----------------
the principal amount of $2,800,000 executed by BlowOut as maker and payable to Rentrak.

          Inventory:  Inventory held for rent or resale and all raw materials,
          ---------
work in process, finished products, wrapping, supply and packaging items and similar items, in each case wherever the same may be located.

          IRS:  The Internal Revenue Service.
          ---

          Leasehold Estates:  Rights and obligations as lessee under the Leases.
          -----------------

          Leasehold Improvements:  Leasehold improvements situated in or on
          ----------------------
Leased Premises.

          Leased Premises:  Real property that is the leased premised under a
          ---------------
Lease.

          Lease:  Lease with respect to personal or real property.
          -----

          Liabilities:  Any and all direct or indirect debts, liabilities,
          -----------
commitments, expenses, claims, deficiencies, guaranties or endorsements of or by any person of any type, and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, matured or unmatured, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          Licensed Service Mark:  The service mark and those licenses from
          ---------------------
Rentrak to BlowOut pursuant to that certain License Agreement dated March 15, 1996 and any and all amendments thereto.

          Multiemployer Plan:  Any "multiemployer plan," as defined in Section
          ------------------
4001(a)(3) of ERISA.

          NASDAQ:  The National Association of Securities Dealers Automated
          ------
Quotations System.

          Owned Real Property:  Real property owned in fee, including without
          -------------------
limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon.

          Patents:  Patents and patent applications and registered design and
          -------
registered design applications.

          Pension Plan.  Any "employee pension benefit plan" as defined in
          ------------
Section 3(2) of ERISA (other than a Multiemployer Plan).

          Permits:  Licenses, permits, franchises, approvals, authorizations,
          -------
consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person.

          Person:  Any individual, corporation, partnership, association, trust,
          ------
estate or other entity or organization, including any governmental entity or authority.

          Personnel and Employment Records Agreement:  The Personnel and
          ------------------------------------------
Employment Records Agreement between BlowOut and Rentrak which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit C attached hereto.

          Policies:  Insurance policies and insurance contracts of any kind,
          --------
including without limitation, primary and excess policies, comprehensive general liability policies, automobile, and workers' compensation insurance policies, together with the rights, benefits and privileges thereunder.

          PPT Agreement:  That certain PPT Agreement dated March 15, 1996
          -------------
between Rentrak and BlowOut and any and all amendments thereto and any predecessor thereto.

          Privileged Information:  All Information as to which Rentrak, BlowOut
          ----------------------
or any of their Subsidiaries are entitled to assert the protection of a Privilege.

          Privileges:  All privileges that may be asserted under applicable law
          ----------
including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

          Proprietary Rights:  Copyrights, Patents, Trademarks, technology
          ------------------
rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and all other intellectual property rights.

          Registration Rights Agreement:  The Registration Rights Agreement
          -----------------------------
among BlowOut, Rentrak and the other shareholders of BlowOut named therein which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit D attached hereto.

          Related Agreements:  The Registration Rights Agreement, Tax Sharing
          ------------------
Agreement, Personnel and Employment Records Agreement, Services Agreement, PPT Agreement, License Agreement, Guarantees, Intercompany Note, Sublease Agreements and all other agreements, instruments, understandings, assignments or other arrangements which will be entered into between Rentrak (or a Rentrak Subsidiary) and BlowOut (or a BlowOut Subsidiary), and have not been terminated, as of the Distribution Date.

          Rentrak Assets:  All Assets of Rentrak and the Rentrak Subsidiaries
          --------------
other than the Shared Assets.

          Rentrak Board:  The Board of Directors of Rentrak.
          -------------

          Rentrak Books and Records:  The books and records (including
          -------------------------
computerized records) of Rentrak and the Rentrak Subsidiaries and all books and records owned by Rentrak and its Subsidiaries which relate to the Rentrak Business, are necessary to operate the Rentrak Business, or are required by law to be retained by Rentrak, including, without limitation, all such books and records relating to Rentrak Employees, all files relating to any Action pertaining to the Rentrak Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Rentrak, the Rentrak Subsidiaries or the Rentrak Business (but not including the BlowOut Books and Records, provided that Rentrak shall have access to, and shall have the right to obtain duplicate copies of, the BlowOut Books and Records in accordance with the provisions of
Article X).

          Rentrak Business:  The businesses conducted by Rentrak and its
          ----------------
Affiliates other than the BlowOut Business, including without limitation the PPT Business and the TPI Business.

          Rentrak Common Stock:  The common stock, par value $.001 per share, of
          --------------------
Rentrak.

          Rentrak Employee:  Any employee or former employee of Rentrak or a
          ----------------
Rentrak Subsidiary.

          Rentrak Group:  Rentrak and the Rentrak Subsidiaries, collectively.
          -------------

          Rentrak Liabilities:  All Liabilities of Rentrak and the Rentrak
          -------------------
Subsidiaries not constituting BlowOut Liabilities.

          Rentrak Policies:  All Policies, current or past, which are owned or
          ----------------
maintained by or on behalf of any member of the Rentrak Group (or any of its predecessors).

          Rentrak Subsidiaries:  All Subsidiaries of Rentrak, except BlowOut and
          --------------------
the BlowOut Subsidiaries.

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Services Agreement:  The Services Agreement, which shall be entered
          ------------------
into between Rentrak and BlowOut on or prior to the Distribution Date in substantially the form attached hereto as Exhibit E.

          Shared Assets:  All Assets listed described in Sections 3 and 4 of the
          -------------
Services Agreement which will be used by both the BlowOut Group and the Rentrak Group after the Distribution.

          Shared Employees:  The persons specified in Sections 3 and 4 of the
          ----------------
Services Agreement who will perform services for both the BlowOut Group and the Rentrak Group after the Distribution.

          Shared Policies:  All Policies, current or past, which are owned or
          ---------------
maintained by or on behalf of Rentrak or any of its Subsidiaries or their respective predecessors which relate to both the Rentrak Business and the BlowOut Business, as specified on Schedule 1.1(d) hereto.

          Sublease Agreements:  That certain Combination Commercial Sublease
          -------------------
Agreement effective January 1, 1996 between Rentrak and BlowOut and any and all amendments thereto, relating to the corporate headquarters.

          Subsidiary:  With respect to any Person, (a) any corporation of which
          ----------
at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such

Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

          Subsidiary Stock:  Outstanding common stock in a Subsidiary that is a
          ----------------
corporation.

          Tax Sharing Agreement:  The Tax Sharing Agreement between BlowOut and
          ---------------------
Rentrak, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit F attached hereto.

          Trademarks:  Registered trademarks, registered service marks,
          ----------
trademark and service mark applications and unregistered trademarks and service marks.

          Welfare Plan. Any "employee welfare benefit plan" as defined in
          ------------
Section 3(1) of ERISA.

          Section 1.2.  Terms Defined Elsewhere in Agreement

          Each of the following terms is defined in the Section set forth opposite such term:

Term                                        Section
----                                        -------
Agreement                                   Recitals
BlowOut                                     Recitals
BlowOut Indemnifiable Loss                  8.1
BlowOut Indemnitees                         8.1
Consents                                    4.1
Distribution                                Recitals
Division                                    7.1
Form 10 Registration Statement              7.1
Indemnifiable Loss                          8.1
Indemnifying Party                          8.3
Indemnitee                                  8.3
Information                                 10.2
Information Statement                       7.1
Mortco                                      Recitals
NASDAQ/SCM                                  7.1
No-Action Request                           7.1
PPT Business                                Recitals
Rentrak                                     Recitals
Rentrak Indemnifiable Loss                  8.2
Rentrak Indemnitees                         8.2
SSI                                         Recitals
Stock Split                                 2.1
Third-Party Claim                           8.4
TPI Business                                Recitals
Warrants                                    5.1

          Section 1.3  Share Numbers

          Unless indicated otherwise, all share information regarding BlowOut Common Stock gives effect to the 1.01491 Stock Dividend described in Section
2.1.  Schedule 1.3 summarizes such share information.


                                   ARTICLE II

                     TRANSACTIONS PRIOR TO THE DISTRIBUTION

          Section 2.1.  Stock Dividend

          On or prior to the Distribution Date, BlowOut shall take or cause to be taken all actions necessary to effect a stock dividend of BlowOut Common Stock distributing 0.01491 shares of BlowOut Common Stock for each share of BlowOut Common Stock (the "Stock

Dividend"). On or prior to the Distribution Date, upon the request of Rentrak, BlowOut shall effect such further stock splits or reverse stock splits as Rentrak may reasonably request in order to facilitate the Distribution.

          Section 2.2.  Transfer of BlowOut Common Stock to Rentrak

          Prior to the Distribution Date, Rentrak shall take or cause to be taken all actions necessary to cause SSI to distribute 750,616 shares of BlowOut Common Stock to Rentrak and to cause SSI to approve the Distribution and the transactions contemplated by this Agreement and the Related Agreements (including the distributions to Rentrak contemplated by this Section 2.2) and to take all actions which SSI are required to take in order for Rentrak to fulfill its obligations under this Agreement and the Related Agreements.

          Section 2.3.  Transfer of Assets

          Prior to the Distribution Date, BlowOut shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Rentrak of, or otherwise make arrangements for the disposition to Rentrak, of the Rentrak Assets identified on Schedule 2.3(a).

          Prior to the Distribution Date, Rentrak shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to BlowOut of, or otherwise make arrangements for the disposition to BlowOut of, the BlowOut Assets identified on Schedule 2.3(b).

          Section 2.4.  Cooperation With Respect to Assets

          In the case that at any time after the Distribution Date, BlowOut reasonably determines that any of the Rentrak Assets are essential for the conduct of the BlowOut Business, or Rentrak reasonably determines that any of the BlowOut Assets are essential for the conduct of the Rentrak Business, and the nature of such assets makes it impracticable for BlowOut or Rentrak, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then BlowOut (with respect to the BlowOut Assets) and Rentrak (with respect to the Rentrak Assets) shall cooperate to make such Assets available to the other party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations (provided that such Assets shall be required to be made available only until such time as the other party may reasonably obtain substitute Assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations).

          Section 2.5.  Cooperation With Respect to Consents and Further Actions

          Notwithstanding the provisions set forth in Section 3.3, the parties shall use their good faith efforts to obtain all Consents to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement, and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the BlowOut Group and the Rentrak Group, to the greatest extent feasible, the economic and operational benefits of the allocation of Assets and Liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

          Section 2.6.  Conveyancing and Assumption Instruments

          In connection with the transfer of Assets and the assumption of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. Such Conveyancing and Assumption Instruments shall contain representations and warranties and indemnity against third party mortgages, liens, pledges, options, charges, claims, easements, restrictions, security interests rights-of-way or other encumbrances.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Section 3.1.  BlowOut Representations and Warranties

          As an inducement to Rentrak to enter into this Agreement, BlowOut hereby makes the following representations and warranties as of the Distribution
Date:

          (a) Corporate Existence.  BlowOut is a corporation duly organized,
              -------------------
validly existing and in good standing under the laws of the State of Delaware.

          (b) Corporate Power and Authority.  BlowOut has all requisite
              -----------------------------
corporate power, authority and legal right to execute, deliver and perform this Agreement and the Related Agreements and all other documents required to be executed and delivered by BlowOut hereunder and thereunder, and all transactions that are contemplated hereunder and thereunder, the execution, delivery and performance of which have been duly authorized by all necessary and proper corporate action by BlowOut. The BlowOut Board has approved the execution, delivery and performance of this Agreement and the Related Agreements.

          (c) Binding Obligations. This Agreement and the Related Agreements and
              -------------------
all documents required to be executed and delivered by BlowOut hereunder and thereunder, constitute legal, valid and binding obligations of BlowOut, enforceable against BlowOut in accordance with their terms except as limited by bankruptcy, reorganization, moratorium or similar laws relating to creditors' rights generally, or by equitable principles, whether considered in an action at law or equity.

          (d) No Conflict or Violation.  Neither the execution, delivery or
              ------------------------
performance by BlowOut of this Agreement or the Related Agreements nor the consummation by BlowOut of the transactions contemplated hereby or thereby, nor compliance by BlowOut with any of the provisions hereof, will (i) violate or conflict with any provision of the BlowOut Certificate or BlowOut Bylaws, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration under any of the terms, conditions or provision of any Contract to which BlowOut or a BlowOut Subsidiary is bound,
(iii) violate any statute, rule regulation, ordinance, code, order, judgment ruling, writ, injunction, decree, or award by which BlowOut or the BlowOut Assets are bound or (iv) impose any encumbrance, lien, charge, restriction or charge on any of the BlowOut Assets. Except as set forth in Schedule 3.1(d) hereto, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained in connection with BlowOut's execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the Distribution, other than the Form 10 Registration Statement and the No-Action Request.

          (e) BlowOut Assets.  Except as set forth on Schedule 3.1(e) or in the
              --------------
Related Agreements, upon consummation of the Distribution and the other transactions contemplated by this Agreement, (i) BlowOut and the BlowOut Subsidiaries will have no claims or interest in any of the Rentrak Assets and
(ii) BlowOut and the BlowOut Subsidiaries will have all right, title and interest in all of the BlowOut Assets (subject to the rights, title and interest, if any, of any party other than, and free and clear of all claims, liens and encumbrances of any kind or nature held by or in favor of, Rentrak and the Rentrak Subsidiaries).

          (f) The BlowOut Bylaws and the BlowOut Certificate attached hereto as Exhibits A and B, respectively, are in full force and effect as of the date hereof and, immediately upon consummation of the Distribution, will continue to be in full force and effect.

          Section 3.2.  Rentrak Representations and Warranties

          As an inducement to BlowOut to enter into this Agreement, Rentrak hereby makes the following representations and warranties as of the Distribution
Date:

          (a) Corporate Existence.  Rentrak  is a corporation duly organized,
              -------------------
validly existing and in good standing under the laws of the State of Oregon.

          (b) Corporate Power and Authority.  Rentrak has all requisite
              -----------------------------
corporate power, authority and legal right to execute, deliver and perform this Agreement and the Related Agreements and all other documents required to be executed and delivered by Rentrak hereunder and thereunder, and all transactions that are contemplated hereunder and thereunder, the execution, delivery and performance of which have been duly authorized by all necessary and proper corporate action by Rentrak. The Rentrak Board has approved the execution, delivery and performance of this Agreement and the Related Agreements.

          (c) Binding Obligations. This Agreement and the Related Agreements and
              -------------------
all documents required to be executed and delivered by Rentrak hereunder and thereunder, constitute legal, valid and binding obligations of Rentrak, enforceable against Rentrak in accordance with their terms except as limited by bankruptcy, reorganization, moratorium or similar laws relating to creditors' rights generally, or by equitable principles, whether considered in an action at law or equity.

          (d) No Conflict or Violation.  Neither the execution, delivery or
              ------------------------
performance by Rentrak of this Agreement or the Related Agreements nor the consummation by Rentrak of the transactions contemplated hereby or thereby, nor compliance by Rentrak with any of the provisions hereof, will (i) violate or conflict with any provision of the Rentrak Articles of Incorporation or Rentrak Bylaws, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration under any of the terms, conditions or provision of any Contract to which Rentrak or a Rentrak Subsidiary is bound, (iii) violate any statute, rule regulation, ordinance, code, order, judgment ruling, writ, injunction, decree, or award by which Rentrak or the Rentrak Assets are bound or (iv) impose any encumbrance, lien, charge, restriction or charge on any of the Rentrak Assets. Except as set forth in Schedule 3.2(d) hereto, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained in connection with Rentrak's execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the Distribution, other than the Form 10 Registration Statement and the No-Action Request.

          (e) Rentrak Assets.  Except as set forth on Schedule 3.2(e), upon
              --------------
consummation of the Distribution and the other transactions contemplated by this Agreement, (i) Rentrak and the Rentrak Subsidiaries will have no claims or interest in BlowOut Assets and (ii) Rentrak and the Rentrak Subsidiaries will have all right, title and interest to all of the Rentrak Assets (subject to the rights, title and interest, if any, owned by any party other than, and free and clear of all claims, liens and encumbrances of any kind or nature held by or in favor of, BlowOut and the BlowOut Subsidiaries).

          Section 3.3.  No Other Representations and Warranties.

          Except as otherwise set forth herein, each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement, including, without limitation, any Conveyancing or Assumption Instruments. It is also agreed and understood that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the parties, as the case may be, and all such assets shall be "as is, where is" and "with all faults" (provided, however, that the absence of warranties shall have no effect upon the allocation of Liabilities under this Agreement). Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this

Agreement or otherwise, representing or warranting in any way that the obtaining of any Consents, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets.


                                   ARTICLE IV

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

          Prior to the Distribution Date, BlowOut shall take or cause to be taken all actions necessary to cause the assumption by BlowOut of BlowOut Liabilities, including executing and delivering an Assumption of Liabilities in substantially the form as Exhibit G. To the extent that any such assumption of Liabilities shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such assumption of Liabilities as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that Rentrak and BlowOut and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary Consents for such assumption of Liabilities. In the event that any such assumption of Liabilities has not been consummated as of the Distribution Date, the party retaining such Liability shall thereafter retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such Liability been assumed as contemplated hereby. As and when any such Liability becomes assumable, such assumption shall be effected forthwith. The parties agree that, except as described in this Section, as of the Distribution Date, BlowOut shall be deemed to have assumed in accordance with the terms of this Agreement all of the BlowOut Liabilities, and all duties, obligations and responsibilities incidental thereto, which it is required to assume pursuant to the terms of this Agreement.


                                   ARTICLE V

                                RENTRAK WARRANTS

          Section 5.1 Warrants. Schedule 5.1 lists all outstanding warrants to purchase Rentrak Common Stock (the "Warrants"), and describes certain adjustments in the number of shares and exercise price that will be required under the terms of the warrant agreements with respect to such Warrants. The "new number of shares" and "exercise prices" set forth on Schedule 5.1 are based on the assumptions set forth in the footnote to such schedule. Actual adjustments will be based on the prices per share of Rentrak Common Stock and BlowOut Common Stock as set forth in such warrant agreements.

                                   ARTICLE VI

                         RENTRAK EMPLOYEE BENEFIT PLANS

     With certain exceptions as discussed below, BlowOut and its Subsidiaries will be responsible for all liabilities to any employee of Rentrak and its Subsidiaries (including BlowOut and its Subsidiaries) as of the Distribution Date who is or will become an employee of BlowOut or its Subsidiaries on or after the Distribution Date ("Separated Employees"). Except as otherwise provided herein, there will be no change to or other effect on any Employee Plan or compensation arrangement (i) of Rentrak in respect of employees of Rentrak or its Subsidiaries who are not Separated Employees or (ii) of BlowOut or its Subsidiaries which were maintained by BlowOut or its Subsidiaries prior to the Distribution Date.

     The exercise price of options to purchase Rentrak Common Stock (including those held by Separated Employees) and the number of shares of Rentrak Common Stock subject to such options will be adjusted by the Rentrak Board of Directors or Stock Option Committee, as the case may be, to take into account the Distribution. Options to purchase Rentrak Common Stock that are held by Separated Employees will remain in effect and continue to vest so long as such Separated Employees are employed by BlowOut or its Subsidiaries as if the Distribution had not occurred.

     BlowOut will establish a 401(k) plan on behalf of employees of Blowout and its Subsidiaries. Following the Distribution Date, Rentrak will cause the Rentrak 401(k) Plan to transfer to the BlowOut 401(k) Plan assets with value equal to the value of the account balances of, and liabilities with respect to, the Separated Employees, and thereafter the Separated Employees will cease to participate in the Rentrak 401(k) Plan. Service for Separated Employees under the Rentrak 401(k) Plan will be credited for such employees under the BlowOut 401(k) Plan.

     Through December, 31, 1996, Separated Employees and all other employees of Rentrak and its Subsidiaries (including BlowOut and its Subsidiaries) will continue to be covered by existing health, dental, life and workers, compensation insurance programs. Thereafter, Rentrak and BlowOut will maintain separate insurance programs for their respective employees.

     The Rentrak employee stock purchase plan ("ESPP") will continue after the Distribution Date. Participants who have acquired Rentrak Common Stock through the ESPP will receive the distribution in the same manner as all other Rentrak shareholders. Participants in the ESPP who become Separated Employees will cease participation in the ESPP as of the Distribution Date and all investments of Separated Employees shall be transferred from the ESPP to the Separated Employees as soon as practicable after the Distribution Date.

                                  ARTICLE VII

                                THE DISTRIBUTION

          Section 7.1  Cooperation Prior to the Distribution

          (a) Rentrak and BlowOut shall jointly prepare and file with the Commission an Information Statement with respect to the Distribution.

          (b) Rentrak and BlowOut shall jointly prepare and submit to the Office of the Chief Counsel of the Division of Corporation Finance of the Commission (the "Division") a request that the Commission staff will not recommend enforcement action to the Commission if, among other things, the BlowOut Common Stock is distributed to Rentrak's shareholders without registration under the Securities Act (the "No-Action Request").

          (c) BlowOut shall file with the Commission, a Form 10 Registration Statement with respect to the registration under the Exchange Act of the BlowOut Common Stock (the "Form 10 Registration Statement"), which includes the Information Statement. Rentrak and BlowOut shall use all reasonable efforts to cause the Form 10 Registration Statement to become effective under the Exchange Act.

          (d) Rentrak and BlowOut shall cooperate in preparing, filing with the Commission and causing to become effective as soon as reasonably practicable after the effective date of the Form 10 Registration Statement, but prior to the Distribution Date, a Form S-8 Registration Statement with respect to the 1996 Equity Participation Plan, and any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by this Agreement and the Related Agreements.

          (e) Rentrak and BlowOut shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

          (f) Rentrak and BlowOut shall prepare, and BlowOut shall file and pursue, an application to permit the listing of BlowOut Common Stock on the Nasdaq Small Cap Market ("NASDAQ/SCM").

          (g) Rentrak and BlowOut shall use all reasonable efforts to obtain any Consents.

          (h) Rentrak and BlowOut will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement.

          Section 7.2. Rentrak Board Action; Conditions Precedent to the Distribution.

          The Rentrak Board shall, in its discretion, establish the Distribution Record Date and the Distribution Date and any appropriate procedures, including establishing the exchange ratio, in connection with the Distribution. In no event shall the Distribution occur unless each of the following conditions shall have been satisfied:

          (a) the transactions contemplated by Article II shall have been consummated in all material respects;

          (b) Rentrak shall have modified its existing stock option plans and/or amended option grants thereunder, or has determined that no such amendment is necessary, to insure that the Distribution does not adversely affect the current holders of options under those plans, as provided in Article VI;

          (c) Rentrak shall have taken all actions, if any, required under all outstanding Warrants, as provided in Article V;

          (d) the BlowOut Common Stock shall have been approved for listing on the NASDAQ/SCM, subject to official notice of issuance;

          (e) the BlowOut Board shall be comprised of the persons identified in
Section 9.1, and the BlowOut Certificate and BlowOut Bylaws shall be in effect;

          (f) the Form 10 Registration Statement shall have become effective under the Exchange Act,

          (g) Rentrak and BlowOut shall have obtained all Consents;

          (h) Rentrak and BlowOut shall have entered into the Related
Agreements;

          (i) On or prior to the Distribution Date, BlowOut and Rentrak shall have entered into such arrangements and agreements setting forth the rights and obligations of each BlowOut and Rentrak with respect to the Shared Assets;

          (j) On or prior to the Distribution Date, BlowOut and Rentrak shall have entered into an agreement that sets forth the rights and obligations of each BlowOut and Rentrak with respect to Shared Employees;

          (k) Rentrak and BlowOut shall have received a response from the Office of the Chief Counsel the Division stating that the Division will not recommend enforcement action to the Commission if Rentrak takes action as set forth in the No-Action Request;

          (l) Rentrak shall have received an opinion as to the solvency of Rentrak under Oregon law immediately after and giving effect to the Distribution and the transactions contemplated hereunder; and

          (m) Rentrak and BlowOut shall have received an opinion as to the solvency of BlowOut under Delaware law immediately after giving effect to the Distribution and the transactions contemplated by this Agreement;

          Provided, however, that (i) any such condition may be waived by the Rentrak Board in its sole discretion provided that it may not waive Sections 7.2(a), (d), (e), (f), (g), (h), (i), (j) or (k) without BlowOut's consent and
(ii) the satisfaction of such conditions shall not create any obligation on the part of Rentrak or any other party hereto to effect the Distribution or in any way limit Rentrak's power of termination set forth in Section 12.7 or alter the consequences of any such termination from those specified in such Section.

          Section 7.3.  The Distribution

          On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, Rentrak shall deliver or cause to be delivered to the Agent share certificates representing 1,459,092 then outstanding shares of BlowOut Common Stock and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such shares of BlowOut Common Stock to the Holders. BlowOut agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.


                                  ARTICLE VIII

                                INDEMNIFICATION

          Section 8.1.  Indemnification by Rentrak

          Except as otherwise expressly set forth in a Related Agreement, Rentrak shall indemnify, defend and hold harmless BlowOut and each of the BlowOut Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "BlowOut Indemnitees") from and against the Rentrak Liabilities and any and all losses, Liabilities and damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "BlowOut Indemnifiable Losses" and, individually, a "BlowOut Indemnifiable Loss") of the BlowOut Indemnitees.

          Section 8.2.  Indemnification by BlowOut

          Except as otherwise expressly set forth in a Related Agreement, BlowOut shall indemnify, defend and hold harmless Rentrak and each of the Rentrak Subsidiaries, and each of their directors, officers, employees, agents and Affiliates in their capacities as such and each of the heirs, executors, successors and assigns of any of the foregoing (the "Rentrak Indemnitees") from and against the BlowOut Liabilities and any and all losses, Liabilities and damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Rentrak Indemnifiable Losses" and, individually, a "Rentrak Indemnifiable Loss") of the Rentrak Indemnitees (the "BlowOut Indemnifiable Losses" and the "Rentrak Indemnifiable Losses" are collectively referred to as the "Indemnifiable Losses").

          Section 8.3.  Insurance Proceeds; Tax Benefit

          The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 8.1 or
Section 8.2 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received. Any claim for indemnification hereunder shall be net of any tax benefit that will be received by the Indemnitee as a result of payment of the claim.

          Section 8.4.  Procedure for Indemnification

          (a) Except as may be set forth in a Related Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, that the failure of any Indemnitee to give notice as required by this Section 8.4 shall not relieve the Indemnifying Party of its obligations under this Article VIII, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

          (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim. Within 15 days of the receipt of notice from an Indemnitee in accordance with Section 8.4(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 15 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and, if assumed, such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article VIII for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such

Indemnitee in connection with the defense thereof; provided, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 8.1 or 8.2, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice
(i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. If the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

          (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel (at reasonable times and not to interfere with conduct of interfere with conduct of Indemnitee's business) and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense and Indemnifying Party shall pay reasonable costs for such availability.

          (d) Notwithstanding anything else in this Section 8.4 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim and provided that such settlement shall not provide for any non-monetary relief or acknowledgment of wrongdoing by Indemnitee without the written consent of Indemnitee. In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

          (e) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

          (f) In addition to any adjustments required pursuant to Section 8.3, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

          (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          Section 8.5.  Remedies Cumulative

          The remedies provided in this Article VIII shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

          Section 8.6.  Survival of Indemnities

          The obligations of each of BlowOut and Rentrak under this Article VIII shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.


                                  ARTICLE IX

                          CERTAIN ADDITIONAL MATTERS

          Section 9.1.  BlowOut Board

          BlowOut and Rentrak shall take all actions which may be required so that as of the Distribution Date the following persons will constitute the directors of BlowOut: Steve Berns, F. Kim Cox, Bill LeVine, Gene Giaquinto and Muneaki Masuda.


                                   ARTICLE X

                       ACCESS TO INFORMATION AND SERVICES

          Section 10.1.  Provision of Corporate Records

          (a) Except as may otherwise be provided in a Related Agreement, Rentrak shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transfer (at BlowOut's cost) to BlowOut of the BlowOut Books and Records in its possession or control, except to the extent such items are already in the possession of BlowOut or a BlowOut Subsidiary. Such BlowOut Books and Records shall be the property of BlowOut, but shall be available to Rentrak for review and duplication until the earlier of (i) Rentrak notification to BlowOut in writing that such records are no longer of use to Rentrak or (ii) five years after the Distribution Date, at which time Rentrak may either request the return of such BlowOut Books and Records or agree that they shall be destroyed.

          (b) Except as otherwise provided in a Related Agreement, BlowOut shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in
Article II, for the transfer (at Rentrak's cost) to Rentrak of the Rentrak Books and Records in its possession or control, except to the extent such items are already in the possession of Rentrak or a Rentrak Subsidiary. Such Rentrak Books and Records shall be the property of Rentrak, but shall be available to BlowOut for review and duplication until the earlier of (i) BlowOut notification to Rentrak in writing that such records are no longer of use to BlowOut or (ii) five years after the Distribution Date, at which time BlowOut may either request the return of such Rentrak Books and Records or agree that they shall be destroyed.

          Section 10.2.  Access to Information

          Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Rentrak shall afford to BlowOut and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within Rentrak's possession or control insofar as such access is reasonably required by BlowOut for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, BlowOut shall afford to Rentrak and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within BlowOut's possession or control, insofar as such access is reasonably required by Rentrak for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article X for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

          Section 10.3.  Production of Witnesses

          At all times from and after the Distribution Date, each of BlowOut and Rentrak shall use reasonable efforts to make available to the other, upon written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

          Section 10.4.  Reimbursement

          Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witness services to the other party under this
Article X shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

          Section 10.5.  Retention of Records

          Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of Rentrak and BlowOut may destroy or otherwise dispose of any of the Information (including information that is material Information and is not contained in other Information retained by Rentrak or BlowOut, as the case may be) at any time after the fifth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

          Section 10.6.  Confidentiality

          Each of the Rentrak Group on the one hand, and the BlowOut Group on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) later lawfully acquired from other sources not subject to any confidentiality obligations by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel or by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Rentrak Group and the BlowOut Group subject to giving owner reasonable notice and opportunity to limit or prevent disclosure, (y) any contractual agreement to which the Rentrak Group or the BlowOut Group are currently parties, or (z) in exercise of either parties' rights hereunder.

          Section 10.7.  Privileged Matters

          Rentrak and BlowOut recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Rentrak Group and the BlowOut Group and that both the Rentrak Group and the BlowOut Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

          (a) Rentrak shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Rentrak Business, whether or not the Privileged Information is in the possession of or under the control of Rentrak or BlowOut. Rentrak shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Rentrak Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Rentrak, whether or not the Privileged Information is in the possession of or under the control of Rentrak or BlowOut.

          (b) BlowOut shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the BlowOut Business, whether or not the Privileged Information is in the possession of or under the control of Rentrak or BlowOut. BlowOut shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting BlowOut Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by BlowOut, whether or not the Privileged Information is in the possession of BlowOut or under the control of Rentrak or BlowOut.

          (c) Rentrak and BlowOut agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 10.7, with respect to all Privileges not allocated pursuant to the terms of Sections 10.7(a) and (b). (All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Rentrak and BlowOut in respect of which Rentrak and BlowOut retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.)

          (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties (but subject to advance written notice to the other party) or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

          (e) In the event of any litigation or dispute between a member of the Rentrak Group and a member of the BlowOut Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Rentrak Group and the BlowOut Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

          (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

          (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 10.7 or otherwise to prevent the production or disclosure of such Privileged Information.

          (h) The transfer of the BlowOut Books and Records and the Rentrak Books and Records and other Information between Rentrak and its Subsidiaries and BlowOut and its Subsidiaries, is made in reliance on the agreement of Rentrak and BlowOut, as set forth in

Sections 10.6 and 10.7, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 10.1 and 10.2 hereof, the agreement to provide witnesses and individuals pursuant to Section 10.3 hereof and the transfer of Privileged Information between Rentrak and its Subsidiaries and BlowOut and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.


                                   ARTICLE XI

                                   INSURANCE

          Section 11.1.  Policies and Rights Included Within the BlowOut Assets

          Without limiting the generality of the definition of the BlowOut Assets, the BlowOut Assets shall include (a) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the BlowOut Business or, to the extent any claim is made against BlowOut or any of its subsidiaries, the Rentrak Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; provided, however, that nothing in this sentence shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to BlowOut and (b) the BlowOut Policies.

          Section 11.2.  Post-Distribution Date Claims

          (a) If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against BlowOut or a BlowOut Subsidiary with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the BlowOut Business or, to the extent any claim is made against BlowOut or any of its subsidiaries, the Rentrak Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, Rentrak shall, at the time such claim is asserted, be deemed to assign, without need of further documentation, to BlowOut any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided that notwithstanding such assignment, Rentrak shall retain such rights as an insured party with respect to such a claim as may be needed to protect Rentrak's interests thereunder with respect thereto, provided further, however, that nothing in this sentence shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to BlowOut.

          (b) If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against Rentrak or any Rentrak Subsidiary with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the Rentrak Business or, to the extent any claim is made against Rentrak or any of its subsidiaries, the BlowOut Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, BlowOut shall, at the time such claim is asserted, be deemed to assign, without need of further documentation, to Rentrak any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided that notwithstanding such assignment, BlowOut shall retain such rights as an insured party with respect to such a claim as may be needed to protect BlowOut's interests thereunder with respect thereto, provided further, however, that nothing in this sentence shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Rentrak.

          Section 11.3.  Administration and Reserves

          (a) Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution Date, BlowOut shall be responsible for the (i) Insurance Administration of the BlowOut Policies, and (ii) Claims Administration with respect to the BlowOut Liabilities; provided, that the administration of the BlowOut Policies by BlowOut is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the BlowOut Policies, including but not limited to, Rentrak and any of its operations, subsidiaries and Affiliates.

          (b)  Insurance Premiums.

          (i) Rentrak shall have the right but not the obligation to pay the premiums, to the extent that BlowOut does not pay premiums with respect to BlowOut Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies and the Rentrak Policies, as required under the terms and conditions of the respective Policies, whereupon BlowOut shall forthwith reimburse Rentrak for that portion of such premiums paid by Rentrak as are attributable to the BlowOut Liabilities.

          (ii) BlowOut shall have the right but not the obligation to pay the premiums, to the extent that Rentrak does not pay premiums with respect to Rentrak Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies and the BlowOut Policies, as required under the terms and conditions of the respective Policies, whereupon Rentrak shall forthwith reimburse BlowOut for that portion of such premiums paid by BlowOut as are attributable to the Rentrak Liabilities.

          (c) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to BlowOut with respect to the BlowOut Liabilities and to Rentrak with respect to the Rentrak Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

          Section 11.4.  Agreement for Waiver of Conflict and Shared Defense

          In the event that Insured Claims of both BlowOut and Rentrak exist relating to the same occurrence, BlowOut and Rentrak agree to jointly defend and subject to approval by its Board of Directors, which approval shall not be unreasonably withheld, to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

          Section 11.5.  Cancellation of Shared Policies

          Notwithstanding provisions of this Article to the contrary, unless otherwise agreed to in writing by Rentrak and BlowOut, each of the Shared Policies shall terminate as of December 31, 1996, at which time Rentrak and BlowOut each shall obtain their own Policies. Rentrak shall have no obligation hereunder to renew any Shared Policy or otherwise provide for insurance coverage for BlowOut or any BlowOut Subsidiary.


                                  ARTICLE XII

                                 MISCELLANEOUS

          Section 12.1.  Complete Agreement; Construction

          This Agreement, including the Schedules and Exhibits and the Related Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, then the Related Agreements shall control.

          Section 12.2.  Expenses

          Except as otherwise set forth in this Agreement or any Related Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

          Section 12.3.  Governing Law

          This Agreement is and shall be deemed accepted in Oregon and interpreted and enforceable in accordance with the laws of the State of Oregon applicable to contracts to be made and to be performed entirely within this state, without regard to the principles of conflicts of laws thereof.

          Section 12.4.  Notices

          All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice); notices delivered by hand shall be deemed given on the date on which such notice is received and notices delivered by mail shall be deemed to be given five days after deposit in U.S. registered or certified mail (return receipt requested):

          To BlowOut:

          BlowOut Entertainment, Inc.
          7227 NE 55th Avenue
          Portland, Oregon  97218
          Attention:  President

          With a copy to:

          Rudnick & Wolfe
          203 North LaSalle Street
          Chicago, IL  60601-1293
          Attention:  John H. Heuberger

          To Rentrak:

          Rentrak Corporation
          7227 NE 55th Avenue
          Portland, Oregon  97218
          Attention:  President

          With a copy to:

          Latham & Watkins
          505 Montgomery Street, Suite 1900
          San Francisco, CA  94111
          Attention:  Scott R. Haber

          Section 12.5.  Amendments

          This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

          Section 12.6.  Successors and Assigns

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          Section 12.7.  Termination

          This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Rentrak Board without the approval of BlowOut. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement (except as specifically set forth herein or a Related Agreement).

          Section 12.8.  Subsidiaries

          Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

          Section 12.9.  No Third-Party Beneficiaries

          Except for the provisions of Article VIII relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 12.10.  Titles and Headings

          Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 12.11.  Exhibits and Schedules

          The exhibits and schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section 12.12.  Legal Enforceability

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages alone would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          Section 12.13.  Arbitration of Disputes

          (a) Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy relating to a determination of whether specific assets constitute BlowOut Assets or Rentrak Assets or whether specific Liabilities constitute BlowOut Liabilities or Rentrak Liabilities shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 12.13 or by the further agreement of the parties.

          (b) Such arbitration shall be conducted in Portland, Oregon.

          (c) Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (d) Nothing contained in this Section 12.13 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section 12.13. The parties agree that any legal remedy available to a party with respect to a breach of this Section 12.13 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 12.13.

          (e) Neither party nor the arbitrator may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

          (f) Each party shall bear its own costs incurred in the arbitration, except that if the disputed matter concerns Liabilities or indemnification, the unsuccessful party shall pay all legal fees and costs. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Section 12.13, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

          Section 12.14.  Consent to Jurisdiction

          The Parties hereby agree that any suit, dispute, or action brought pursuant to this Agreement shall be brought in the Circuit or District Court for the County of Multnomah, State of Oregon, or the Federal Court for the District of Oregon.


                           [Signature Page to Follow]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              RENTRAK CORPORATION


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                              BLOWOUT ENTERTAINMENT, INC.


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